EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File nos. 033-70870 and 333-84295).

GRANT THORNTON LLP

San Francisco, California
September 16, 2002